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                             TRANSFER AGENT CONTRACT

         TRANSFER AGENT CONTRACT (this "Agreement"), dated September __, 1999, by and between WM Trust I, WM Trust II and WM Variable Trust (each a "Trust" and a "Company"), each a Massachusetts business trust, and WM Strategic Asset Management Portfolios, LLC (the "LLC" and a "Company"), a Massachusetts limited liability company, and WM Shareholder Services, Inc. (the "Transfer Agent"), a Washington corporation.


                               W I T N E S S E T H


         WHEREAS, each Company is an investment management company registered under the Investment Company Act of 1940 (the "1940" Act);

         WHEREAS, each Company is authorized to issue shares in separate series with each series representing a separate portfolio of securities and other assets (each a "Fund"); and

         WHEREAS, each Fund listed on the signature page attached to this Agreement desires the Transfer Agent to perform the services set forth in Schedule A attached hereto and incorporated herein by reference, and the Transfer Agent is willing to perform such services;

         NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

1. The Transfer Agent shall perform for each Fund the services set forth in Schedule A for a monthly fee as set forth in Schedule B attached hereto and incorporated herein by reference.

2. Each Fund agrees to reimburse the Transfer Agent for postage, the procurement and/or printing of statements, envelopes, checks, reports, tax forms, proxies, or other forms of printed material required in the performance of its services to the Fund under this Agreement.

3. Each Fund agrees to reimburse the Transfer Agent for all freight and other delivery charges and insurance or bonding charges incurred by the Transfer Agent in delivering materials to and from the Fund and its shareholders
("Shareholders").


4. Each Fund agrees to reimburse the Transfer Agent for all direct telephone expenses incurred by the Fund in calling Shareholders regarding their Fund transactions, accounts, and for any other Fund business.


5. Each Fund agrees that all computer programs and procedures developed to perform services required under this Agreement are the property of the Transfer Agent and the Transfer

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Agent agrees that all records and other data, except computer programs and procedures, are the property of the Fund. The Transfer Agent agrees that it will furnish all records and other data as may be requested to a Fund immediately upon termination of this Agreement for any reason whatsoever.


6. The Transfer Agent agrees to treat all records and other information relative to a Fund with utmost confidence and further agrees that all records maintained by the Transfer Agent for the Fund shall be open to inspection and audit at reasonable times by the officers, agents or auditors employed by the Fund and that such records shall be preserved and retained by the Transfer Agent so long as this agreement shall remain in effect.


7. The Transfer Agent shall not be liable for any damage, loss of data, delay or any other loss caused by any such power failure or machine breakdown, except that the Transfer Agent shall be liable for actual out-of-pocket costs caused by any such power failure or machine breakdown, and the Transfer Agent shall recover the data in process that is assumed lost during any power failure or machine breakdown.


8. The Transfer Agent will maintain in force through the duration of this Agreement a fidelity bond in a face amount not less than $1,000,000 written by a reputable insurance company, covering theft, embezzlement, forgery and other acts of malfeasance by the Transfer Agent, its employees, or agents in connection with services performed for a Fund.


9. This agreement may be terminated without the payment of any penalty by any party upon one hundred eighty (180) days written notice thereof given by a Fund to the Transfer Agent and upon one hundred eighty (180) days written notice thereof given by the Transfer Agent to a Fund.


10. Any notice shall be officially given when sent by registered or certified mail by a party to the appropriate address listed in the Funds' current registration statement, provided that each party may notify each other by regular mail of any changed address to which such notices should be sent.


11. This Agreement constitutes the entire Agreement between the parties and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and shall inure to the benefit of the parties hereto and their respective successors.


12. (a) A copy of the Declaration of Trust of each Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of each Trust on behalf of each Fund, and that the obligations of this Agreement shall be binding upon the assets and properties of the Fund only and shall not be binding upon the assets and properties of any other series of any Trust or upon any of the trustees, officers,


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employees, agents or shareholders of the Fund or the Trust individually.

13. (b) A copy of the LLC Certificate of Formation of the LLC is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the LLC on behalf of its trustees, as trustees and not individually, on further behalf of each Fund, and that the obligations of this Agreement as they relate to each Fund shall be binding upon the assets and properties of that Fund only and shall not be binding upon the assets and properties of any other Fund or series of the LLC or upon any of the trustees, officers, employees, agents or shareholders of a Fund or the LLC individually.

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                                                     [Transfer Agency Agreement]


      IN WITNESS WHEREOF, the parties hereto cause this Agreement to be executed by their officers designated below as of the date first above-written.


WM TRUST I, on behalf of its series:        WM STRATEGIC ASSET MANAGEMENT

Money Market Fund                           PORTFOLIOS, LLC, on behalf of its series:
Tax-Exempt Money Market Fund                Strategic Growth Portfolio
U.S. Government Securities Fund             Conservative Growth Portfolio
Income Fund                                 Balanced Portfolio
High Yield Fund                             Flexible Income Portfolio
Tax-Exempt Bond Fund                        Income Portfolio
Bond & Stock Fund
Growth & Income Fund                        WM VARIABLE TRUST,
Northwest Fund                              on behalf of its series:
                                            Money Market Fund
WM TRUST II, on behalf of its series:       Short Term High Quality Bond Fund
California Money Fund                       U.S. Government Securities Fund
Short Term High Quality Bond Fund           Income Fund
Target Maturity 2002 Fund                   Bond & Stock Fund
California Insured Intermediate             Growth & Income Fund
  Municipal Fund                            Northwest Fund
Florida Insured Municipal Fund              Growth Fund
Growth Fund                                 Emerging Growth Fund
Emerging Growth Fund                        International Growth Fund
International Growth Fund                   Strategic Growth Portfolio
California Municipal Fund                   Conservative Growth Portfolio
                                            Balanced Portfolio
                                            Flexible Income Portfolio
                                            Income Portfolio


                                            Each By:



                                            William G. Papesh
                                            President

                                            WM SHAREHOLDER SERVICES, INC.



                                            Monte D. Calvin
                                            First Vice President


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                                                     [Transfer Agency Agreement]


                                   SCHEDULE A
                                SERVICE PROVIDED

I.    Shareholder Services

      A. Maintain all Shareholder records on electronic data processing equipment, including:

      1.    Share balances

      2.    Account transaction history

      3.    Names and addresses

      4.    Distribution records

      5.    Transfer records

      6.    Over-all control records

      B.    New Accounts

      1. Deposit all monies received into a Fund custody account maintained by the Fund's custodian.

      2.    Set up account according to Shareholders' instructions

      3.    Issue and mail shareholder confirmations


      C.    Additional Purchases

      1. Deposit monies received into a Fund custody account maintained by the Fund's custodian.

      2.    Issue Shareholder confirmations

      D.    Redemptions

      Liquidate shares upon Shareholder request

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      1.    Make payments of redemption proceeds in accordance with the Fund's then current prospectus.

      2.    Issue and mail Shareholder confirmation 4.

      E. Transfer shares as requested, including obtaining necessary papers and documents to satisfy transfer requirements. On irregular transfers requiring special legal opinions, such special legal fees, if any, are to be paid for by the Fund.

      F.    Process changes, corrections of addresses and registrations

      G.    Maintain service with Shareholders as follows:


      1. Activity required to receive, process and reply to Shareholders' correspondence regarding account matters

      2. Refer correspondence regarding investment matters to the Fund with sufficient account data to answer

      3. Contact Shareholders directly to settle problems and answer questions

      H.    Compute distributions, dividends and capital gains

      1. Make payment or reinvest in additional shares as directed by shareholders according to provisions of the Fund's then current prospectus

      2. Advise each Shareholder of the amount of dividends received and tax status annually

      I.    Produce transcripts of shareholder account history as required

      J. Maintain the controls associated with the computer programs and manual systems to arrive at the Fund's total shares outstanding

      K. Receive mail and perform other administrative functions relating to transfer agent work

II.   Other Services

      A.    Mailing services to shareholders

      B.    Services in connection with any stock splits

      C. Develop special reports for Fund officers regarding statistical and accounting data pertaining to the Fund. Fund shall pay for out-of-pocket expenses charged by vendors to develop such reports or portions thereof

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                                                     [Transfer Agency Agreement]


      D.    Voice response unit

      E.    NSCC support

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                                                     [Transfer Agency Agreement]

                                   SCHEDULE B
                       MONTHLY SHAREHOLDER SERVICING FEES
                               September __, 1999

                           Fee Per Account Per Month*

                                           Open           Closed
                                           ----           ------
Money Market
     Money Market Fund                     $1.65          $0.21
     Tax-Exempt Money Market Fund
     California Money Fund



All Other Funds
                                           $1.35          $0.21



Fees Include:

X    Shareholder and Broker Servicing
X    Transaction Processing, Correspondence, and Research
X    Settlement and Reconciliation
X    Corporate Actions
X    Tax Reporting and Compliance
X    NSCC Support
X    Management Company and Broker/Dealer Support
X    Asset Allocation Processing for all distribution channels

Additional charges will be made for out-of-pocket expenses according to Schedule C.


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                                                     [Transfer Agency Agreement]



* No fee is paid by WM Variable Trust.

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                                                     [Transfer Agency Agreement]



                                   SCHEDULE C

                             OUT-OF-POCKET EXPENSES

         The Funds shall reimburse the Transfer Agent monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

X     NSCC charges

X     Banking fees

X     Voice response unit

X     Microfiche/Microfilm/Image production C Magnetic media tapes and freight

X     Printing costs, including certificates, envelopes, checks and stationery

X Postage (bulk, pre-sort, ZIP+4, bar-coding, first class) direct pass through to the Funds

X     Due diligence mailings

X Telephone and telecommunication costs, including all lease, maintenance and line costs

X     Ad hoc reports

X     Shareholder transcripts

X     Proxy solicitations, mailings and tabulations

X     Daily & Distribution advice mailings

X     Shipping, Certified and Overnight mail and insurance

X     Year-end form production and mailings

X Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines

X     Duplicating services

X     Courier services

X     Incoming and outgoing wire charges

X     Federal Reserve charges for check clearance

X     Overtime, as approved by the Funds

X     Temporary staff, as approved by the Funds

X     Travel and entertainment, as approved by the Funds

X Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors

X     Third party audit reviews C Ad hoc programming time C Insurance

X Such other miscellaneous expenses reasonably incurred by the Transfer Agent in performing its duties and responsibilities under this Agreement